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                                                                EXHIBIT 26(e)(5)

POLICY CHANGE APPLICATION PART 1
UNDERWRITING REQUIRED

INDIVIDUAL LIFE INSURANCE

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
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business . 400 Robert Street North . St. Paul, Minnesota 55101-2098                                [SECURIAN LOGO]

A. INSURED INFORMATION
Policy number


Insured name (last, first, middle)


Driver's license number                              State of issue                         Expiration date


Money submitted with application (make all checks payable    Effective date of change
to Minnesota Life)                                           [ ] Current date
$___________________                                         [ ] Specific date (indicate mm/yy and reason)_____________
[ ] Receipt given
                                                                 ______________________________________________________

Primary telephone number          [ ] Landline               Birthplace (state or, if outside the U.S., country)
                                  [ ] Cell

Occupation                                                         Years in occupation


Earned income                  Unearned income                     Total net worth           Liquid net worth


B. OWNER INFORMATION
(Complete only if the owner is different than the insured)
Name (last, first, middle)                                                     Telephone number      [ ] Landline
                                                                                                     [ ] Cell

C. ADDRESS AND E-MAIL ADJUSTMENTS

[ ] Change owner home address and/or [ ] e-mail address_____________________________________________________________

[ ] Change insured's home address (if different than owner) and/or  [ ] e-mail address______________________________

[ ] Add/change mailing address (check one):

    [ ] Third party notification - The address listed below will receive notice of overdue premium or pending lapse.

    [ ] Billing address - All premium notices will be sent to the address below.

    [ ] Special mailing address - The address listed below will receive all correspondence for this policy. If a billing address is requested, the special mailing address will not receive a copy of the premium notice.

Name (last, first, middle)


Address


City                                                                           State        Zip


D. FACE AMOUNT ADJUSTMENTS

[ ] Change base face amount: $_________________________________
    (For Adjustable Life products, the plan of insurance will be adjusted accordingly)

[ ] Cost Of Living alternate exercise             [ ] AIO/AIOW/BCA/EPA/ FAIA/GIO exercise
[ ] Inflation Agreement alternate exercise        [ ] Alternate option date (if applicable):_____________

E. PLAN ADJUSTMENTS (FOR ADJUSTABLE LIFE PRODUCTS ONLY)
[ ] Change plan of insurance:    [ ] Life at age:__________   [ ] Protection to age:__________
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F. PREMIUM AND BILLING INFORMATION

PREMIUM ADJUSTMENT
[ ] Change TOTAL ANNUAL planned premium amount: $______________
    (For Adjustable Life products, the plan of insurance will be adjusted accordingly.)

PAYMENT METHOD

[ ] Annual           [ ] Monthly Electronic Funds Transfer (EFT/APP) plan number:________
                         (If new plan, submit EFT/APP Authorization)

[ ] Semi-Annual      [ ] List Bill plan number:________________
                         (If new plan, submit List Bill form)

[ ] Quarterly        [ ] Payroll Deduction Plan (PRD) plan number:________________

                     [ ] Premium Deposit Account (PDA)
                         (IRS Form W-9 is required)

ADDITIONAL PREMIUM (THIS INCLUDES NON-REPEATING PREMIUMS)
    Amount $__________        [ ] Increase face   [ ] Do not increase face

BILLABLE NON-REPEATING PREMIUM (BILLABLE NRP)
(If base premium is paid through a list bill, the NRP must also be billed through the same list bill.)
[ ] Add billable NRP
[ ] Remove billable NRP

    Total annual billable NRP $_____________
    (Minimum annual $600 NRP required. Minimum annual $2,400 base premium required.)

Payment Method
[ ] Annual           [ ] Monthly Electronic Funds Transfer (EFT/APP) Plan Number_____________
                         (If new plan, submit EFT/APP Authorization)

[ ] Semi-Annual      [ ] Payroll Deduction Plan (PRD) Plan Number______________________
                         (IRS Form W-9 is required)

[ ] Quarterly

SOURCE OF FUNDS
Indicate below how the policy(ies) will be funded. Select all that apply:

    QUALIFIED ASSETS                       NON-QUALIFIED ASSETS                 OTHER
    [ ] Non-Governmental 403(b) plan       [ ] Non-qualified annuity            [ ] Earnings

    [ ] Employer sponsored qualified       [ ] Existing insurance               [ ] Gift/Inheritance
        retirement plan (401(k) plan,
        pension plan)                      [ ] Non-qualified retirement plan    [ ] Home equity

    [ ] Governmental or non-electing       [ ] Sale of investments
        church qualified retirement plan
                                           [ ] Savings
    [ ] IRA (Including Roth IRA and
        Individual Retirement Annuities)

    [ ] Section 457 plan

    [ ] Governmental or ministers 403(b)
        plan

If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets
(including IRA's), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor.
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ICC16-59538                                                               2 of 9

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G. PARTIAL SURRENDERS

[ ] Partial surrender to cash: $_____________ or [ ] max amount
[ ] Partial surrender to eliminate policy loan (dividend additions and accumulations will be surrendered first)
The death benefit amount will be reduced. To maintain current face amount, check below (underwriting is required):
[ ] Maintain face amount

IF A CORRECT SOCIAL SECURITY OR TAX ID NUMBER IS NOT PROVIDED, THE IRS REQUIRES MINNESOTA LIFE TO WITHHOLD 10%
OF ANY TAXABLE GAIN, IRRESPECTIVE OF THE WITHHOLDING ELECTION. THIS APPLIES TO ALL PARTIAL SURRENDERS AND LOAN
ELIMINATIONS WITH A TAXABLE GAIN. COMPLETE WITHHOLDING SECTION, AND ENTER SOCIAL SECURITY NUMBER AND TAX ID
NUMBER BELOW.
[ ] Yes, I elect withholding
[ ] No, I do not elect withholding

Owner's Social Security number/tax ID number

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

H. REINSTATEMENT

[ ] REINSTATE

    I understand that this application will be attached to and considered part of the policy to which it applies. Also,
    I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

I. OTHER ADJUSTMENTS

[ ] CHANGE DEATH BENEFIT OPTION TO (if available):
    [ ] Level/cash   [ ] Increasing/protection   [ ] Sum of premiums

The increasing/protection death benefit option generally requires underwriting. If changing from level/cash death benefit option, the face amount will decrease. To maintain current face amount, check below (underwriting is required):
[ ] Maintain Face Amount

[ ] CHANGE DIVIDEND OPTION TO:__________________________________________________
(IRS Form W-9 is required for Accumulation at Interest dividend option.)

AUTOMATIC PREMIUM LOAN PROVISION         [ ] Add  [ ] Remove

[ ] IMPROVE RISK CLASS
    [ ] Maintain current annual premium  [ ] Reduce current annual premium

[ ] ADD NON-SMOKER/NON-TOBACCO DESIGNATION (DOES NOT REQUIRE A FACE INCREASE)

I understand that a material misrepresentation, including but not limited to, statements regarding my smoker status or tobacco use, may result in the cancellation of insurance and non-payment of any claim.

Has the proposed insured smoked cigarettes in the past 12 months?                                         [ ] Yes   [ ] No

Has the proposed insured ever smoked cigarettes?                                                          [ ] Yes   [ ] No
If yes, complete the table below.

----------------------------------------------------------------------------------------------------------------------------
Current smoker       Past smoker          Packs per day             Date last cigarette smoked (mm, dd, yy)
       [ ]                 [ ]
----------------------------------------------------------------------------------------------------------------------------
Has the proposed insured used tobacco or nicotine of any kind, other than cigarettes, in any form,         [ ] Yes [ ] No
in the last 12 months?

Has the proposed insured ever used tobacco or nicotine of any kind, other than cigarettes, in any form?    [ ] Yes [ ] No
If yes, complete the table below.
----------------------------------------------------------------------------------------------------------------------------
What type            Current user      Past user      How much      Date of last use (mm, dd, yy)
                            [ ]              [ ]
----------------------------------------------------------------------------------------------------------------------------
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J. SYSTEMATIC DISTRIBUTIONS (FOR UNIVERSAL LIFE PRODUCTS ONLY)

[ ] Partial surrender

[ ] Partial surrender to basis then loans - select loan type for products that offer fixed interest rate loans, indexed interest rate loans and variable interest rate loans. (Defaults to fixed interest rate loan if none selected.)
    [ ] Fixed loan interest rate   [ ] Indexed loan interest rate   [ ] Variable loan interest rate

Amount of distribution $___________________   Start date of distributions ___________________

Frequency: [ ] Annually or [ ] Monthly  Distribution day: [ ] 10th or [ ] 20th

K. TERM CONVERSION

TYPE:
[ ] Full conversion
[ ] Partial conversion face amount $_____________________
    [ ] Surrender balance   [ ] Retain balance
[ ] Convert term insurance into an existing policy
    Existing policy number ______________________________
[ ] Convert term agreement
    Term agreement ________________________ Insured name ________________________

TOTAL ANNUAL PREMIUM
[ ] Premium amount $____________________________________
    Estimated 1035 exchange $___________________________________
    (Submit 1035 Exchange Agreement form)

PAYMENT METHOD
[ ] Annual           [ ] Monthly Electronic Funds Transfer (EFT/APP) plan number:________
                         (If new plan, submit EFT/APP Authorization)
[ ] Semi-Annual      [ ] List Bill plan number:__________________
                        (If new plan, submit List Bill form)
[ ] Quarterly        [ ] Payroll Deduction Plan (PRD) plan number:___________________
                     [ ] Premium Deposit Account (PDA) (IRS Form W-9 is required.)

SOURCE OF FUNDS
Indicate below how the policy(ies) will be funded. Select all that apply:

    QUALIFIED ASSETS                       NON-QUALIFIED ASSETS                 OTHER
    [ ] Non-Governmental 403(b) plan       [ ] Non-qualified annuity            [ ] Earnings
    [ ] Employer sponsored qualified       [ ] Existing insurance               [ ] Gift/Inheritance
        retirement plan (401(k) plan,      [ ] Non-qualified retirement plan    [ ] Home equity
        pension plan)                      [ ] Sale of investments
    [ ] Governmental or non-electing       [ ] Savings
        church qualified retirement plan
    [ ] IRA (Including Roth IRA and
        Individual Retirement Annuities)
    [ ] Section 457 plan
    [ ] Governmental or ministers 403(b)
        plan

If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets
(including IRA's), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor.

CONVERSION AND/OR PREMIUM CREDITS:
[ ] Apply as premium    [ ] Apply as additional premium   [ ] Refund

PRODUCT:
[ ] Accumulator Universal Life                         [ ] Omega Builder Indexed Universal Life
[ ] Accumulator Variable Universal Life                [ ] Secure Accumulator Whole Life
[ ] Eclipse Indexed Universal Life                     [ ] Secure Protector Whole Life
[ ] Eclipse Protector Indexed Universal Life           [ ] Variable Universal Life Defender
[ ] ML Premier Variable Universal Life                 [ ] Other_______________________________________________________
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K. TERM CONVERSION (CONTINUED)

DEATH BENEFIT QUALIFICATION TEST: (FOR UNIVERSAL LIFE PRODUCTS ONLY. IF NONE SELECTED, THE DEFAULT IS GPT)
[ ] Guideline Premium Test (GPT)   [ ] Cash Value Accumulation Test (CVAT)

DEATH BENEFIT OPTION: (IF NONE SELECTED, THE DEFAULT IS LEVEL)
[ ] Level   [ ] Increasing    [ ] Sum of Premiums

[ ] CHANGE DIVIDEND OPTION TO________________________________________
    (For whole life, the default dividend option is Paid-Up Additions if none selected)

Is this policy being funded via a premium financing loan or with funds borrowed, advanced or             [ ] Yes   [ ] No
paid from another person or entity? If yes, submit the Premium Financing Advisor Attestation and
Premium Financing Client Disclosure forms.

[ ] TRANSFER ALL AGREEMENTS TO THE NEW POLICY
    (If any agreements will be added or removed to the new policy, complete section K)

AUTOMATIC PREMIUM LOAN (APL) Provision is automatically added at conversion, if available for the product, unless indicated here:
[ ] Omit Automatic Premium Loan Provision

INDEXED LOAN AGREEMENT is automatically added at conversion, if available for the product, unless indicated here:
[ ] Omit Indexed Loan Agreement

LIFE INSURANCE ILLUSTRATION (REQUIRED WHEN CONVERTING TO A NON-VARIABLE LIFE INSURANCE PRODUCTS EXCLUDING TERM)
A life insurance illustration is a projection intended to demonstrate the impact of premium payments and policy charges on the accumulation value and death benefit under a set of assumptions.

IF A SIGNED ILLUSTRATION IS NOT SUBMITTED WITH THIS APPLICATION, CHECK THE APPROPRIATE BOX INDICATING THE REASON
BELOW:
[ ] An illustration was presented to me during the sales process, however, it is not being submitted because the policy
    I am applying for is different than what was illustrated.
[ ] An illustration was not presented to me during the sales process.

By signing the application and checking a box above, both the representative and owner certify that i) no illustration is submitted with the application for the reason indicated above, ii) that a signed illustration will be obtained at the time the policy is delivered to the owner and iii) that the signed illustration will be returned to Minnesota Life after the policy is delivered.

L. ADDITIONAL AGREEMENTS (Select only those agreements available on the products applied for)

[ ] MAINTAIN Current Annual Premium                                                                CHANGE         NEW
[ ] CHANGE Current Annual Premium Accordingly                        ADD           REMOVE          AMOUNT        AMOUNT
---------------------------------------------------------------     -----         --------        --------      ---------
Accelerated Death Benefit/Accelerated Death Benefit                  [ ]             [ ]
for Terminal Illness Agreement
(For whole life and term, submit Outline of Coverage
Accelerated Death Benefit Agreement. For Universal
Life, submit Outline of Coverage Accelerated Death
Benefit for Terminal Illness Agreement)
Accelerated Death Benefit for Chronic Illness Agreement
(Submit Outline of Coverage Accelerated Death Benefit                [ ]             [ ]             [ ]        $________
for Chronic Illness Agreeement and Accelerated Death
Benefit for Chronic Illness Supplemental Application)
Accidental Death Benefit Agreement*                                  [ ]             [ ]
Additional Insurance Agreement*                                      [ ]             [ ]
Adjustable Survivorship Life Agreement                               [ ]             [ ]             [ ]
(Complete Application for Designated Life)
Benefit Distribution Agreement                                                       [ ]
Business Continuation Agreement*                                     [ ]             [ ]             [ ]
(Complete Business Continuation Agreement
Covered Individuals)
Children's Term or Family Term                                       [ ]             [ ]             [ ]        $________
Children's Agreement
(Submit Family/Children's Term Application)

* CAN ONLY BE ADDED WHEN CONVERTING TERM INSURANCE TO A NEW POLICY.

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L. ADDITIONAL AGREEMENTS (CONTINUED) (Select only those agreements available on the products applied for)

                                                                                                   CHANGE         NEW
                                                                     ADD           REMOVE          AMOUNT        AMOUNT
                                                                   -------       ----------      ----------    ----------
Chronic Illness Conversion Agreement                                 [ ]             [ ]
(Submit Chronic Illness Supplemental Application)
Cost of Living Agreement                                                             [ ]
Death Benefit Guarantee Agreement                                                    [ ]
Death Benefit Guarantee Flex Agreement*                              [ ]             [ ]
Early Values Agreement*                                              [ ]
Enhanced Guaranteed Agreement*                                       [ ]             [ ]
Enhanced Guaranteed Choice Agreement                                 [ ]             [ ]
Estate Preservation Agreement*                                       [ ]             [ ]
Estate Preservation Choice Agreement                                 [ ]             [ ]
__________________(Designated Life)
Exchange of Insureds Agreement                                       [ ]             [ ]
Extended Conversion Agreement                                                        [ ]
Extended Maturity Agreement                                          [ ]             [ ]
Face Amount Increase Agreement                                       [ ]             [ ]             [ ]        $________
First to Die Agreement (Amount can only be decreased)                                [ ]             [ ]        $________
Flexible Term Agreement*                                             [ ]             [ ]             [ ]        $________
   [ ] 10-year  [ ] 20-year
Guaranteed Income Agreement                                          [ ]             [ ]
Guaranteed Insurability Option Agreement                             [ ]             [ ]
Guaranteed Insurability Option Agreement with Waiver                 [ ]             [ ]
Guaranteed Insurability Option for Business Agreement*               [ ]             [ ]             [ ]        $________
Guaranteed Protection Waiver                                         [ ]             [ ]
Income Protection Agreement*                                         [ ]                             [ ]
(Submit IPA Supplemental Application)
Indexed Loan Agreement                                               [ ]             [ ]
Inflation Agreement/Rider                                            [ ]             [ ]
Interest Accumulation Agreement*                                     [ ]             [ ]             [ ]        ________%
Level Term Agreement                                                 [ ]                             [ ]        ________%
Long-Term Care Agreement                                                             [ ]             [ ]        $________
(Amount can only be decreased)
Overloan Protection Agreement                                        [ ]             [ ]
Performance Death Benefit Guarantee Agreement*                       [ ]             [ ]
Policy Enhancement Agreement                                         [ ]             [ ]             [ ]        ________%
(Indicate a whole number from 3 to 10%)
Policy Split Agreement                                                               [ ]
Premium Deposit Account Agreement                                    [ ]             [ ]
(Submit IRS form W-9)
Single Life Term Agreement (Amount may only be decreased)                            [ ]             [ ]        $________
Single Premium Paid-Up Additional                                    [ ]             [ ]
Insurance Agreement
Surrender Value Enhancement Agreement*                               [ ]             [ ]
Term Insurance Agreement*                                            [ ]             [ ]
Waiver of Charges Agreement                                          [ ]             [ ]
Waiver of Premium Agreement                                          [ ]             [ ]
Other:__________________________________________________________________________________________________

* CAN ONLY BE ADDED WHEN CONVERTING TERM INSURANCE TO A NEW POLICY.

ICC16-59538                                                               6 of 9

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M. IN FORCE, PENDING AND REPLACEMENT

Submit the appropriate replacement forms (may be needed even if no replacement is indicated; not needed if only replacing group coverage except in MI and WA).

Excluding this policy, does the proposed insured have any life insurance or annuities in force or        [ ] Yes   [ ] No
pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below.

Excluding this policy, has there been, or will there be, replacement of any existing life insurance or   [ ] Yes   [ ] No
annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below.

Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.

IN FORCE AND PENDING

                                    Year                                                                 Will it be
Full Company Name      Amount      Issued     Product Type      The Policy is              Type          Replaced?
-----------------     -------     -------     -------------  -------------------     ----------------   ------------
                                              [ ] Annuity    [ ] In Force            [ ] Individual        [ ] Yes
                                                             [ ] Pending             [ ] Group
                                              [ ] Life       [ ] Pending w/          [ ] Personal          [ ] No
                                                                 money submitted     [ ] Business
                                              [ ] Annuity    [ ] In Force            [ ] Individual        [ ] Yes
                                                             [ ] Pending             [ ] Group
                                              [ ] Life       [ ] Pending w/          [ ] Personal          [ ] No
                                                                 money submitted     [ ] Business
                                              [ ] Annuity    [ ] In Force            [ ] Individual        [ ] Yes
                                                             [ ] Pending             [ ] Group
                                              [ ] Life       [ ] Pending w/          [ ] Personal          [ ] No
                                                                 money submitted     [ ] Business
                                              [ ] Annuity    [ ] In Force            [ ] Individual        [ ] Yes
                                                             [ ] Pending             [ ] Group
                                              [ ] Life       [ ] Pending w/          [ ] Personal          [ ] No
                                                                 money submitted     [ ] Business
                                              [ ] Annuity    [ ] In Force            [ ] Individual        [ ] Yes
                                                             [ ] Pending             [ ] Group
                                              [ ] Life       [ ] Pending w/          [ ] Personal          [ ] No
                                                                 money submitted     [ ] Business
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N. SUITABILITY

1.  Is this policy in accordance with the owner's insurance objectives and anticipated financial needs?   [ ] Yes  [ ] No

2.  Has the representative discussed with the owner: the need for the policy, the ability to continue     [ ] Yes  [ ] No
    to pay premiums and whether the policy is suitable for the proposed owner?

3.  Will the owner and/or beneficiary, and/or any individual or entity on the owner's behalf, receive     [ ] Yes  [ ] No
    any compensation, whether via the form of cash, property, an agreement to pay money in the future, a percentage of the death benefit, or otherwise as an inducement for this policy?

4.  Has the representative recommended that the owner use qualified plan or IRA funds to fund this        [ ] Yes  [ ] No
    policy?

    If yes, has the representative recommended to the owner which qualified plan or IRA the premium       [ ] Yes  [ ] No
    amounts should come from?

5.  Has the representative recommended that the owner modify distribution payments from a pension         [ ] Yes  [ ] No
    plan, IRA or other qualified plan?

6.  Has the owner been involved in any discussion about the possible sale or assignment of this policy    [ ] Yes  [ ] No
    or a beneficial interest in a trust, LLC, or other entity created on the owner's behalf? If yes, provide details and a copy of the applicable entity's controlling documents.

    __________________________________________________________________________________________________

    __________________________________________________________________________________________________

7.  Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid     [ ] Yes  [ ] No
    from another person or entity (including a loan against your home or other assets)? If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client Disclosure forms.

8.  Has the proposed insured had a life expectancy report or evaluation done by an outside entity or      [ ] Yes  [ ] No
    company? If yes, explain why the expectancy report was obtained.

    __________________________________________________________________________________________________

    __________________________________________________________________________________________________

9.  Has the owner previously sold or assigned, or is in the process of selling or assigning a life        [ ] Yes  [ ] No
    insurance policy on the proposed insured to a life settlement, viatical or secondary market provider?

    If yes, provide details.

    __________________________________________________________________________________________________

    __________________________________________________________________________________________________
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O. INSURED UNDERWRITING INFORMATION

1. Is the insured a U.S. citizen?                                                                         [ ] Yes  [ ] No
   If no, citizen of___________________________
   Indicate visa type__________________________

2. Does the insured plan to travel or reside outside the U.S. in the next two years?                      [ ] Yes  [ ] No
   If yes, complete a Foreign Travel Questionnaire.

3. Has the insured within the last five years, or does the proposed insured plan, within the next         [ ] Yes  [ ] No
   two years, to engage in piloting a plane?
   If yes, complete the Military and Aviation Statement.

4. Has the proposed insured within the last five years, or does the proposed insured plan, within the     [ ] Yes  [ ] No
   next two years, to engage in skin diving (scuba or other), sky diving, mountain/rock climbing, horse racing, rodeo, bull fighting, bungee jumping, BASE jumping, canyoneering, combat sports (boxing, mixed martial arts or other), professional wrestling, extreme skiing/snowboarding or motor sports?
   If yes, complete the Sports and Avocation Statement.

5. Is the insured in the Armed Forces, National Guard, or Reserves?                                       [ ] Yes  [ ] No
   If yes, complete the Military and Aviation Statement.

6. Has the insured applied for insurance within the last six months?                                      [ ] Yes  [ ] No
   If yes, provide details below (number of applications and face amounts, etc.).

   __________________________________________________________________________________________________

   __________________________________________________________________________________________________

7. Has the insured applied for life insurance in the past five years that was declined or rated?          [ ] Yes  [ ] No
   If yes, provide details below.

   __________________________________________________________________________________________________

   __________________________________________________________________________________________________

8. Has the insured, within the past five years, been convicted of a driving while intoxicated violation,  [ ] Yes  [ ] No had a driver's license restricted or revoked, or been convicted of a moving violation?
   If yes, provide dates and details below.

   __________________________________________________________________________________________________

   __________________________________________________________________________________________________

9. Except for traffic violations, has the insured ever been convicted of a misdemeanor or felony?         [ ] Yes  [ ] No
   If yes, provide dates and details below.

   __________________________________________________________________________________________________

   __________________________________________________________________________________________________


P. ADDITIONAL REMARKS
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